Exhibit 99.1

MAM Software Welcomes Brian H. Callahan as New Chief Financial Officer

Charles F. Trapp to retire effective October 23, 2015

BARNSLEY, England, October 19, 2015 -- MAM Software Group, Inc. (NASDAQ Capital Market: MAMS) (the "Company" or "MAM"), a leading global provider of on-premise and cloud-based business management solutions for the auto parts, tire and vertical distribution industries, announced that effective today, Brian H. Callahan succeeds Charles F. Trapp as the Company’s Chief Financial Officer.

Mr. Callahan joins the Company from Alteva, Inc., where he served as Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer. Mr. Trapp, who has elected to retire, will remain with the company on a short-term basis, and available in a consulting role to ensure a smooth transition.

Mike Jamieson, President and CEO of MAM Software commented, “Brian’s previous success leading financial teams in cloud-based technology companies, with software as a service business models, will be invaluable as we continue to evolve our business to the cloud. The MAM Board and I look forward to working with Brian and are confident he will be a tremendous asset to the business as we move forward.”

Commenting on his appointment, Mr. Callahan said, “I am very proud to join the talented MAM Software team. MAM has had extraordinary growth over the last few years, and has key projects and customers in place to support a very bright future. I look forward to contributing to the company’s next phase of growth.”

Mr. Jamieson continued, “The Board of Directors and I would like to thank Charles for his years of dedicated service, wish him all the best in his retirement and the best of luck for the future.”

Mr. Brian H. Callahan served as the Chief Financial Officer, Treasurer and Executive Vice President of Alteva, Inc. since August 3, 2012. Mr. Callahan joined Alteva Inc. from Expert Global Solutions, Inc., a leading global provider of business process outsourcing services where, since April of 1998, he served in positions of increasing responsibilities including Director of Financial Reporting and Vice President, Financial Reporting, leading up to Senior Vice President of Finance and Treasury. Before joining Expert Global Solutions, Inc., he worked for four years with PricewaterhouseCoopers, LLP as a Senior Associate. Mr. Callahan is a member of The Association for Corporate Growth (ACG), an organization focused on mergers and acquisitions and corporate growth. Mr. Callahan has a Bachelor of Science in Accounting from Drexel University.

About MAM Software Group, Inc.

MAM Software is a leading global provider of on-premise and cloud-based business management solutions for the auto parts, tire and vertical distribution industries. The company provides a portfolio of innovative software (SaaS and packaged), data (DaaS), and integration (iPaaS) services that enable businesses to intelligently manage core business processes, control costs and generate new profit opportunities. MAM's integrated platforms provide a wealth of rich functionality including: point-of-sale, inventory, purchasing, reporting, data and e-commerce. Wholesale, retail and installer business across North America, the U.K. and Ireland rely on MAM solutions, backed by dedicated teams of experienced service and support professionals. For further information, please visit http://www.mamsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including, increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Prior to joining MAM Software, Mr. Brian H. Callahan served as the Chief Financial Officer, Treasurer and Executive Vice President of Alteva, Inc. since August 3, 2012. Mr. Callahan is a seasoned executive with extensive finance, operations and business development experience. Mr. Callahan joined Alteva Inc. in August 2012 from Expert Global Solutions, Inc., a leading global provider of business process outsourcing services where, since April of 1998, he served in positions of increasing responsibilities including Director of Financial Reporting and Vice President, Financial Reporting, leading up to Senior Vice President of Finance and Treasury. Before joining Expert Global Solutions, Inc. he worked for four years with PricewaterhouseCoopers, LLP as a Senior Associate. Mr. Callahan is a member of The Association for Corporate Growth (ACG), an organization focused on mergers and acquisitions and corporate growth. Mr. Callahan has a Bachelor of Science in Accounting from Drexel University.